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                                                                    EXHIBIT 4.6

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK
                                ($.001 PAR VALUE)
                    (LIQUIDATION PREFERENCE $50.00 PER SHARE)

                                       OF

                         BOLDER TECHNOLOGIES CORPORATION

                             ----------------------

            PURSUANT TO SECTION 151(G) OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                             ----------------------


         THE UNDERSIGNED, being the President and Chief Executive Officer of Bolder Technologies Corporation, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation), the Board of Directors of the Company has duly adopted resolutions providing for an amendment to the terms of the Series A Convertible Preferred Stock of the Company. In addition, holders of more than two-thirds (2/3) of the outstanding shares of Series A Convertible Preferred Stock have approved the amendment as authorized by the Board of Directors. These resolutions are as follows:

                  RESOLVED, that Section 2(l) of the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company ("Certificate of Designation") as currently in effect be, and it hereby is, amended and restated in its entirety to read as follows:

                  "(L) "INITIAL DIVIDEND PERIOD" shall mean the interval beginning on the Issue Date to and including a date to be specified by the Board of Directors and which shall be no later than the earlier of
         (i) twenty (20) days after the date on which the Company's registration statement on Form S-3, covering the resale of the Common Shares and the Common Stock issuable as dividend payments, is declared effective, or
         (ii) March 31, 1998."




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                  RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed, for and on behalf of the Company, to submit the foregoing amendment to the Certificate of Designation for the consent of the holders of not less than two-thirds (2/3) of the shares of the Company's Series A Convertible Preferred Stock ("Series A Preferred") outstanding.

Accordingly, Section 2(l) of the Certificate of Designation is hereby amended and restated in its entirety to read as follows:

          "(L) "INITIAL DIVIDEND PERIOD" shall mean the interval beginning on the Issue Date to and including a date to be specified by the Board of Directors and which shall be no later than the earlier of (i) twenty (20) days after the date on which the Company's registration statement on Form S-3, covering the resale of the Common Shares and the Common Stock issuable as dividend payments, is declared effective, or (ii) March 31, 1998."

         IN WITNESS WHEREOF, this Certificate has been signed by Daniel S. Lankford of the Company, as of the 24th day of December, l997.

                                     BOLDER TECHNOLOGIES CORPORATION


                                     By:  /s/ DANIEL S. LANKFORD
                                        ---------------------------------------
                                          Daniel S. Lankford
                                          President and Chief Executive Officer





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